UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

Eagle Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36306	20-8179278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

The information appearing below under Item 4.02 is incorporated herein by reference.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 12, 2023, the Audit Committee (the “Audit Committee”) of the Board of Directors of Eagle Pharmaceuticals, Inc. (the “Company”), based on the recommendation of, and after consultation with, the Company’s management concluded that the Company’s previously issued unaudited interim condensed consolidated financial statements for the quarter ended June 30, 2023 (the “Non-Reliance Period”), as previously filed with the SEC, should no longer be relied upon and should be restated due to the matters described below. The Company’s management and the Audit Committee have discussed the matters disclosed in this current report on Form 8-K with Ernst & Young LLP, the Company’s independent registered public accounting firm.

As previously disclosed in the Company’s Form NT 10-Q filed on November 9, 2023 (the “NT 10-Q”), the Company, in the course of preparing its interim financial statements for the quarter ended September 30, 2023, determined that it was necessary to review potential adjustments primarily relating to reserves for PEMFEXY® returns and price adjustments estimated in the amount of $15.0 million to $20.0 million (the “Estimated Adjustment Amount”).

During its review, the Company discovered that reserves recorded in its financial statements for the quarter ended June 30, 2023 primarily relating to returns and price adjustments for PEMFEXY® did not reflect certain information that should have been considered at the time the Company prepared its financial statements for the quarter ended June 30, 2023. Had that information been considered, such reserves for the quarter ended June 30, 2023 would have increased, which would have reduced the Company’s net product sales for the quarter ended June 30, 2023 by a corresponding amount. The expected increase in reserves for the quarter ended June 30, 2023 represents a portion of the Estimated Adjustment Amount. The Company is in the process of determining which portions of the Estimated Adjustment Amount will be allocated between the quarter ended June 30, 2023 and the quarter ended September 30, 2023. The Estimated Adjustment Amount takes into account other reserve corrections in the Non-Reliance Period. At this time, the Company has not fully completed its review, and the expected financial statement impacts are preliminary and subject to change.

As a result of the foregoing, the Company has identified material weaknesses in its internal control over financial reporting that existed as of June 30, 2023 and has re-evaluated the effectiveness of the Company’s disclosure controls and procedures as of June 30, 2023. Based on this assessment, the Company’s disclosure controls and procedures were ineffective as of June 30, 2023. The Company is continuing to evaluate its internal control over financial reporting and will report its remediation plan and further information regarding the material weaknesses in an amendment to its previously filed Form 10-Q for the quarter ended June 30, 2023.

The Company intends to file an amendment to its previously filed Form 10-Q for the quarter ended June 30, 2023, which will include restated unaudited condensed consolidated financial statements for the three and six months ended June 30, 2023. The Company is continuing to assess the Estimated Adjustment Amount and any other potential items for correction as needed. Any previously issued or filed reports, press releases, earnings releases, stockholder communications, investor presentations or other communications describing the Company’s financial statements, financial results and other related financial information covering such period and any information related to the matters described above, should no longer be relied upon. In addition, the Company previously disclosed that it expected to revise its previously disclosed full year 2023 guidance downward and accordingly, such guidance should no longer be relied upon. The Company continues to work diligently on its review and preparation of the Form 10-Q for the quarter ended September 30, 2023.

The foregoing expectations are based on preliminary unaudited financial information and subject to change in connection with the completion of the reporting process and preparation of the Company's financial statements, and actual results may vary significantly from the foregoing expectations.

In addition, under the terms of the Third Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the Company was required to deliver to the Administrative Agent and lenders, by not later than November 14, 2023, quarterly financial statements certified by one of its officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries for the fiscal quarter ended September 30, 2023 (the “September 2023 Financials”) pursuant to a covenant requiring delivery of quarterly financials within 45 days of the end of each of the first three fiscal quarters of each fiscal year. The Company failed to timely deliver the September 2023 Financials, which such failure constituted a default under the Credit Agreement, subject to a 30-day cure period ending December 14, 2023. The Company failed to timely deliver the September 2023 Financials and accordingly failed to cure such default within the 30-day cure period, which gave rise to an event of default under the Credit Agreement.

Further, in connection with the restatement of the financial statements for the quarter ended June 30, 2023 (the “June 2023 Financials”), the Company has concluded that the June 2023 Financials previously delivered to the Administrative Agent and lenders did not present fairly in all material respects the financial condition and results of operations of the Company and its consolidated subsidiaries for the reasons described above and were not prepared in accordance with generally accepted accounting principles, which gave rise to an event of default under the Credit Agreement.

During the continuance of an event of default, the Administrative Agent may, with the consent of the required lenders, and shall, at the request of the required lenders, by notice to the Company, terminate undrawn commitments, declare the loans then outstanding to be due and payable in full and/or exercise other remedies available to it, among other things. In addition, the Company’s obligations under the Credit Agreement are secured by a pledge of substantially all of the Company’s assets. If the Company is unable to pay its obligations, the Administrative Agent on behalf of the lenders could proceed to protect and enforce their rights under the Credit Agreement, including by foreclosure on the assets securing the Company’s obligations under the Credit Agreement. The foregoing would materially and adversely affect the Company’s business and financial condition.

The Company is in the process of seeking waivers of, and amendments related to, the foregoing events of default under the Credit Agreement. However, there can be no assurance that the Company will be able to obtain such waivers or amendments.

Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities law. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “could,” “may,” “intend,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “seek,” “continue,” “estimate,” “and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements with respect to: the expected adjustments to the Company’s financial statements, including the estimated amount and impact of adjustments on the Company’s financial statements, expectations with respect to the Company’s guidance, expectations with respect to the Company’s internal control over financial reporting and disclosure controls and procedures and related remediation, the potential for additional adjustments to the Company’s financial statements, the Company’s expectations with respect to its events of default under the Credit Agreement and its ability to seek waivers or amendments related thereto, the potential actions that the Administrative Agent on behalf of the lenders could take to protect and enforce their rights under the Credit Agreement, and the expected filing of an amendment to the Company’s Form 10-Q for the quarter ended June 30, 2023 and a Form 10-Q for the quarter ended September 30, 2023. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the completion of the review and preparation of the Company’s financial statements and internal control over financial reporting and disclosure controls and procedures and the timing thereof; the discovery of additional information; further delays in the Company’s financial reporting, including as a result of unanticipated factors; the Company’s ability to obtain necessary waivers or amendments to the Credit Agreement; the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Nasdaq Listing Rules; the possibility that the Nasdaq may delist the Company’s securities; the Company’s ability to remediate material weaknesses in its internal control over financial reporting; the Company’s ability to recruit and hire a new Chief Executive Officer; the impacts of the post- COVID-19 environment and geopolitical factors such as the conflicts between Russia and Ukraine and Gaza and Israel; delay in or failure to obtain regulatory approval of the Company’s or its partners’ product candidates and successful compliance with Federal Drug Administration, European Medicines Agency and other governmental regulations applicable to product approvals; changes in the regulatory environment; the uncertainties and timing of the regulatory approval process; whether the Company can successfully market and commercialize its products; the success of the Company's relationships with its partners; the outcome of litigation; the strength and enforceability of the Company’s intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; unexpected safety or efficacy data observed during clinical trials; clinical trial site activation or enrollment rates that are lower than expected; the risks inherent in drug development and in conducting clinical trials; risks inherent in estimates or judgments relating to the Company’s critical accounting policies, or any of the Company’s estimates or projections, which may prove to be inaccurate; unanticipated factors in addition to the foregoing that may impact the Company’s financial and business projections and guidance and may cause the Company’s actual results and outcomes to materially differ from its estimates, projections and guidance; and those risks and uncertainties identified in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023, the Company’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023, and for the quarter ended June 30, 2023, filed with the SEC on August 8, 2023, and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements contained in this current report on Form 8-K speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2023

EAGLE PHARMACEUTICALS, INC.

By:	/s/ Brian Cahill
Brian Cahill
Chief Financial Officer